GuideStone Funds Medium-Duration Bond Fund
                                     (the "Fund")

CUSIP: 74727PAK7
Quarterly Report from Adviser for the Quarter Ending 12/31/09

PROCEDURES PURSUANT TO RULE 10f-3*

(1)  Name of Underwriters
Barclays Capital, Credit Suisse, Goldman Sachs & Co, JP Morgan,
Qatar National Bank

(2)  Name of Issuer
Republic of Qatar

(3)  Title of Security
Qatar 5 1/4 01/20

(4)  Date of Prospectus or First Offering
11/17/2009

(5)  Amount of Total Offering
2,500,000,000

(6)  Unit Price
99.758

(7)  Underwriting Spread or Commission
0.125%

(8)  Rating
Aa2/AA-

(9)  Maturity Date
1/20/2020

(10)  Current Yield
5.263%

(11)  Yield to Maturity
5.084%

(12)  Subordination Features
Senior Notes

[Page Break]
*Rule 10f-3 procedures allow the Fund under certain conditions to purchase securities during the existence of an underwriting or selling syndicate, a principal underwriter of which is Goldman, Sachs & Co. or any of its affiliates or a principal underwriter of which is an officer, director, member of an advisory board, investment adviser or employee of Goldman Sachs Trust.

(13) Nature of Political Entity, if any, including in the case of revenue bonds, underlying entity supplying the revenue
N/A

PROCEDURES PURSUANT TO RULE 10f-3 - Continued

(14)  Total Par Value of Bonds Purchased
1,360,000

(15)  Dollar Amount of Purchases ($)
1,356,709

(16)  Number of Shares Purchased
1,360,000

(17) Years of Continuous Operation (excluding municipal securities; see (25)(d) below)
The company has been in continuous operation for greater than three years.

(18)  % of Offering Purchased by Fund
0.054%

(19)  % of Offering Purchased by all other GSAM managed
Portfolios and Accounts
6.876%

(20)  Sum of (18) and (19)**
6.93%

(21)  % of Fund's Total Assets applied to Purchase
0.57%

(22) Name(s) of Underwriter(s) or Dealer(s) from whom Purchased
Barclays

(23)  Is the Adviser, any Sub-Adviser or any person of which the
Adviser or Sub-Adviser is an "affiliated person", a Manager or
Co-Manager of the Offering?
Yes ___X____     No________

(24) Were Purchases Designated as Group Sales or otherwise allocated to the Adviser, any Sub-Adviser or any person of which the Adviser or Sub-Adviser is an "affiliated person"?
Yes_________  No ___X_____

(25)  Have the following conditions been satisfied:
      (a)   The securities were part of an issue registered
            under the Securities Act of 1933, as amended,
            which is being offered to the public, or were
            U.S. government securities, as defined in Section
            2(a)(29) of the Securities Exchange Act of 1934, or were securities sold in an Eligible Foreign Offering or were securities sold in an Eligible Rule 144A
            Offering?
            Yes___X____   No_________

      (b) The securities were purchased prior to the end of the first day on which any sales to the public were made, at a price that was not more than the price
PROCEDURES PURSUANT TO RULE 10f-3 - Continued

             paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase required by law to be granted to existing security holders of the issue) or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated.
             Yes___X___    No_________

      (c)   The underwriting was a firm commitment underwriting?
            Yes___X___   No_________

      (d) With respect to any issue of municipal securities to be purchased, did the securities receive an investment grade rating from at least one unaffiliated nationally recognized statistical rating organizations, or if the issuer of the municipal securities to purchased, or the
            entity supplying the revenues from which the issue is
            to be paid , shall have been in continuous operation for less than three years (including the operation of any predecessors), did the securities receive one of the three highest ratings from one such rating organization?
            Yes__N/A__    No_________


/s/ Steve Goldman
Portfolio Manager